Exhibit 99.1

Senetek PLC Announces Strong Operating Results For The First Quarter 2006

Reports a Narrow Net Loss, $815,000 Operating Income

Investor Conference Call Scheduled for May 24

NAPA, Calif., May 15, 2006/PRNewswire-First Call/ — Senetek PLC (OTCBB: SNTKY), http://www.senetekplc.com/, a health care technology company engaged in the study of senescence, the science of aging, with a focus on the development of anti-aging skincare and dermatological therapeutics, today announced results for the first quarter ended March 31, 2006.

Revenues for the first quarter were $2,269,000, an 83% increase from $1,239,000 for the same period in the prior year and a 50% increase from $1,511,000 for the prior quarter ended December 31, 2005. The increase is principally attributed to increased royalties from Valeant Pharmaceuticals International stemming from the July 2005 amendment to the Kinetin and Zeatin license agreement.

Operating income for the first quarter was $815,000 compared to an operating loss of $456,000 for the same period in the prior year and an operating loss of $646,000 for the prior quarter ended December 31, 2005.

The Company realized a net loss of $13,000, this included a $927,000 non-cash expense for the write-off of the debt discount on retirement of the Senior Secured Notes in March and a $250,000 gain on the sale of Reliaject ® assets. The loss for the quarter is less than one cent per basic and diluted share, compared to a net loss of $584,000, or $(0.01) per share for the same period in the prior year.

The Company will conduct its quarterly teleconference call for investors on Wednesday, May 24 at 9:00 a.m. Pacific, 12:00 p.m. Eastern. The domestic dial-in number is 800-895-4790; the international dial-in number is 785-424-1071, conference ID SENETEK. Mr. Frank J. Massino, Chairman & CEO and Mr. William F. O’Kelly, Chief Financial Officer, will discuss the first quarter operating results and the outlook for the remainder of 2006. Replay of the conference call will be available until Monday, May 29, 2006. Domestic Replay dial-in 800-753-4606, International Replay dial-in 402-220-2103, replay conference ID SENETEK.

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Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to

14 leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with a broad range of academic and government-based research enterprises, including The Institute of Experimental Botany of the Czech Academy of Sciences, and with the Department of Dermatology, University of California at Irvine, to identify and evaluate additional new biologically active compounds for this high growth field.

Visit Senetek PLC’s Web site at http://www.senetekplc.com.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-Mail: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act, including those indicating the financial outlook for fiscal 2006 and those that might imply commercial potential and successful evaluation and development of new compounds. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2005. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.